                                                                  Exhibit (a)(8)


                                     [LOGO]
                          Chemung Canal Trust Company
                            One Chemung Canal Plaza
                            Elmira, New York, 14901
                                 (607) 737-3711
                                    "LENDER"

                             COMMERCIAL CONTINUING
                                    GUARANTY
                                   (LIMITED)

     GUARANTOR                                         BORROWER
--------------------------------------------------------------------------------
Stuart Komer                                    Thomas C Wyckoff
                                                Katherine B Wyckoff


     ADDRESS                                           ADDRESS
--------------------------------------------------------------------------------
850 Euclid Avenue                               111 Drive A Strathmot Park
Elmira, NY 14901-1950                           Elmira, NY 14905


TELEPHONE NO.   IDENTIFICATION NO.              TELEPHONE NO. IDENTIFICATION NO.
--------------------------------------------------------------------------------
734-0102                                        735-4555

      1. Consideration. This Guaranty is being executed to induce Lender indicated above to enter into one or more loans or other financial accommodations with or on behalf of Borrower.

      2. Guaranty. Guarantor hereby unconditionally guarantees the prompt and full payment and performance of Borrower's present and future, joint and/or several, direct and indirect, absolute and contingent, express and implied, indebtedness, liabilities, obligations and covenants (cumulatively "indebtedness") to Lender when due (whether upon maturity or by demand, acceleration or otherwise) as follows:

|X| LIMITED TO AN AMOUNT: Guarantor's liabilities and obligations under this
    Guaranty ("Obligations") shall include all present or future written agreements between Borrower and Lender (whether executed for the same or different purposes), but shall be limited to the principal amount of FIVE HUNDRED THOUSAND AND NO/100 Dollars, together with all interest and all of Lender's expenses and costs, incurred in connection with the indebtedness, including any amendments, extensions, modifications, renewals, replacements or substitutions thereto. The limitation on the liability of Guarantor shall not apply to any costs incurred by Lender in connection with paragraph 24 hereof.

|_| LIMITED TO A PERCENTAGE: Guarantor's liabilities and obligations under this Guaranty ("Obligations") shall include all present and future written agreements between Borrower and Lender (whether executed for the same or different purposes) evidencing the indebtedness, but shall be limited to ________% of the indebtedness (as the same may change from time to time), together with all interest thereon and all of Lender's expenses and costs incurred in connection with the indebtedness. This limitation on the liability of Guarantor shall not apply to any costs incurred by Lender pursuant to paragraph 24 hereof.

|X| LIMITED TO THE FOLLOWING DESCRIBED NOTES/AGREEMENTS: Guarantor's liabilities and obligations under this Guaranty ("Obligations") shall be limited to the following described promissory notes and agreements between Borrower and Lender, together with all interest and all of Lender's expenses and costs, incurred in connection with the indebtedness, including any amendments, extensions, modifications, renewals, replacements or substitutions thereto:

INTEREST RATE       PRINCIPAL AMOUNT/CREDIT LIMIT      FUNDING/AGREEMENT DATE     MATURITY/DATE      CUSTOMER NUMBER     LOAN NUMBER
------------------------------------------------------------------------------------------------------------------------------------
VARIABLE            $500,000,000                       05/01/98                   05/01/03

------------------------------------------------------------------------------------------------------------------------------------

      3. SECURITY INTEREST: [X] If checked, the Obligations under this Guaranty are secured by a lien on and/or security interest in the property described in the documents executed in connection with this Guaranty as well as any other property designated as security now or in the future.

      4. ABSOLUTE AND CONTINUING NATURE OF GUARANTY. Guarantor's Obligations are absolute and continuing and shall not be affected or impaired if Lender amends, renews, extends, compromises, exchanges, fails to exercise, impairs or releases any of the indebtedness owed by any Borrower, Co-guarantor, or third party or any of Lender's rights against any Borrower, Co-guarantor, third party, or collateral. In addition, the Obligations shall not be affected or impaired by the death, incompetency, termination, dissolution, insolvency, business cessation, or other financial deterioration or any Borrower, Guarantor, or third party or by any state of facts or the happening from time to time of any event, including without limitation: The invalidity, irregularity, illegality or unenforceability of, or any defect in, the promissory note or any agreement or any collateral security for the Obligation (the "Collateral"); Any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the indebtedness of the Borrower or any other obligor or to any other terms of payment; The waiver, compromise, settlement, release or termination of any or all of the Obligations, covenants or agreements of the Borrower under the promissory note or any agreement or of any party named as a Guarantor under this Guaranty; The failure to give notice to the Guarantor of the occurrence of an event of default under the promissory note or any other agreement; The loss, release, sale, exchange, surrender or other change in any Collateral; The extension of the time for payment of any principal of or interest on the indebtedness or of the time for performance of any obligations, covenants or agreements under or arising out of the promissory note or any agreement or the extension or the renewal of any thereof; The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the promissory note or any agreement; The taking of, or the omission to take, any of the actions referred to in the promissory note or any agreement; Any failure, omission or delay on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender in the promissory note or any agreement; The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or the Borrower or any of their assets, or any allegation or contest of the validity of the promissory note or any agreement; The default or failure of the Guarantor to fully perform any Obligations set forth in this Guaranty; Any event or action that would, in the absence of this paragraph, result in the release or discharge of the Guarantor from the performance or observance of any Obligation, covenant or agreement contained in this Guaranty; and Any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

      5. DIRECT AND UNCONDITIONAL NATURE OF GUARANTY. Guarantor's Obligations are direct and unconditional and may be enforced without requiring Lender to exercise, enforce, or exhaust any right or remedy against any Borrower, Co-guarantor, third party, or any security or the Collateral.

--------------------------------------------------------------------------------

GUARANTOR ACKNOWLEDGES GUARANTOR HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT INCLUDING THE TERMS AND CONDITIONS ON THE REVERSE SIDE. GUARANTOR HAS EXECUTED THIS AGREEMENT WITH THE INTENT TO BE LEGALLY BOUND. GUARANTOR ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS AGREEMENT.

DATED:

GUARANTOR: Stuart Komer            GUARANTOR:
---------------------------------  ---------------------------------
Stuart Komer

GUARANTOR:                         GUARANTOR:

---------------------------------  ---------------------------------

      6. WAIVER. Guarantor hereby waives notice of the acceptance of this Guaranty; notice of present and future extensions of credit and other financial accommodations by Lender to any Borrower; notice of the obtaining or release of any guaranty, assignment, or other security for any of the indebtedness notices of presentment for payment, demand, protest, dishonor, default, and nonpayment pertaining to the indebtedness and this Guaranty and all other notices and demands pertaining to the indebtedness and this Guaranty; any and all defenses to payment as permitted by law.

      7. WAIVER OF JURY TRIAL. LENDER AND GUARANTOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE INDEBTEDNESS GUARANTEED HEREBY, THIS GUARANTY AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER MAKING THE LOAN OR LOANS GUARANTEED HEREBY.

      8. NATURE OF GUARANTY. This Guaranty is a guaranty of payment and not of collection and the Guarantor hereby waives the right to require that any action be brought first against the Borrower or any other Guarantor, or any security, or to require that resort be made to any security or to any balance of any deposit account on credit on the books of the Lender in favor of the Borrower or of any Guarantor.

      9. DEFAULT. Guarantor shall be in default under this Guaranty in the event that any Borrower or Guarantor:

      (a) fails to pay any amount under this Guaranty or any indebtedness to Lender when due (whether such amount is due at maturity by acceleration or otherwise);

      (b) fails to perform any obligation or breaches any warranty or covenant to Lender contained in any loan document or this Guaranty or any other present or future promissory note or written agreement;

      (c) provides or causes any false or misleading signature or representation to be provided to Lender;

      (d) allows any collateral for the indebtedness or this Guaranty to be destroyed, lost or stolen, or damaged in any material respect;

      (e) permits the entry or service of any garnishment, judgment, tax levy, attachment or lien against Borrower, Guarantor, or any of their property;

      (f) dies, becomes legally incompetent, is dissolved or terminated, ceases to operate its business, becomes insolvent, makes an assignment for the benefit of creditors, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding; or

      (g) causes Lender to deem itself insecure due to a significant decline in the value of any security securing the indebtedness or any Collateral securing this Guaranty.

      10. RIGHTS OF LENDER ON DEFAULT. If there is a default under this Guaranty, Lender shall be entitled to exercise one or more of the following remedies without notice or demand (except as required by law):

      (a) to declare Guarantor's obligations under this Guaranty immediately due and payable in full;

      (b) to collect the outstanding Obligations under this Guaranty with or without resorting to judicial process;

      (c)   to take possession of any Collateral in any manner permitted by law;

      (d) to require Guarantor to deliver and make available to Lender any Collateral at a place reasonably convenient to Guarantor and Lender;

      (e) to sell, lease or otherwise dispose of any Collateral and collect any deficiency balance with or without resorting to judicial process;

      (f) to set-off Guarantor's obligations under this Guaranty against any amounts due to Guarantor including, but not limited to, monies, instruments, and deposit accounts maintained with Lender; and

      (g) to exercise all other rights available to Lender under any other written agreement or applicable law.

Lender's rights are cumulative and may be exercised together, separately, and in any order. Lender's remedies under this paragraph are in addition to those available at common law, including, but not limited to, the right to set-off.

      11. SUBORDINATION. The payment of any present or future indebtedness of Borrower to Guarantor will be postponed and subordinated to the payment in full of any present or future indebtedness of Borrower to Lender during the term of this Agreement. In the event that Guarantor receives any monies, instruments, or other remittances to be applied against Borrower's obligations to Guarantor, Guarantor will hold these funds in trust for Lender and immediately endorse or assign (if necessary) and deliver these monies, instruments and other remittances to Lender. Guarantor agrees that Lender shall be preferred to Guarantor in any assignment for the benefit of Borrower's creditors in any bankruptcy, insolvency, liquidation, or reorganization proceeding commenced by or against Borrower in any federal or state court.

      12. INDEPENDENT INVESTIGATION. Guarantor's execution and delivery to Lender of this Guaranty is based solely upon Guarantor's independent investigation of Borrower's financial condition and not upon any written or oral representation of Lender in any manner. Guarantor assumes full responsibility for obtaining any additional information regarding Borrower's financial condition and Lender shall not be required to furnish Guarantor with any information of any kind regarding Borrower's financial condition.

      13. ACCEPTANCE OF RISKS. Guarantor acknowledges the absolute and continuing nature of this Guaranty and voluntarily accepts the full range of risks associated herewith including, but not limited to, the risk that Borrower's financial condition shall deteriorate or, if this Guaranty is unlimited, the risk that Borrower shall incur additional indebtedness to Lender in the future.

      14. SUBROGATION. The Guarantor hereby irrevocably waives and releases the Borrower from all "claims" (as defined in Section 101(5) of the Bankruptcy Code) to which the Guarantor is or would, at any time, be entitled by virtue of its obligations under this Guaranty, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right against the Borrower.

      15. APPLICATION OF PAYMENTS. Lender will be entitled to apply any payments or other monies received from Borrower, any third party, or any collateral against Borrower's present and future indebtedness to Lender in any order.

      16. ESSENCE OF TIME. Guarantor and Lender agree that time is of the essence.

      17. TERMINATION. The Guaranty shall remain in full force and effect until Lender executes and delivers to Guarantor a written release thereof.

      18. ASSIGNMENT. Guarantor shall not be entitled to assign any of its rights or Obligations described in this Guaranty without Lender's prior written consent which may be withheld by Lender in its sole discretion. Lender shall be entitled to assign some or all of its rights and remedies described in this Guaranty without notice to or the prior consent of Guarantor in any manner. Unless the Lender shall otherwise consent in writing, the Lender shall have an unimpaired right prior and superior to that of any assignee, to enforce this Guaranty for the benefit of the Lender, as to those Obligations that the Lender has not assigned.

      19. MODIFICATION AND WAIVER. The modification or waiver of any of Guarantor's Obligations or Lender's rights under this Guaranty must be contained in a writing signed by Lender. Lender may delay in exercising or fail to exercise any of its rights without causing a waiver of those rights. A waiver on one occasion shall not constitute a waiver on any other occasion.

      20. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Lender and their respective successors, assigns, trustees, receivers, administrators, personal representatives, legatees, and devisees.

      21. NOTICE. Any notice or other communications to be provided under this Guaranty shall be in writing and sent to the parties at the addresses described in the Guaranty or such other addresses as the parties may designate in writing from time to time.

      22. SEVERABILITY. If any provision of this Guaranty violates the law or is unenforceable, the rest of the Guaranty shall remain valid.

      23. APPLICABLE LAW. This Guaranty shall be governed by the laws of the state indicated in Lender's address. Guarantor consents to the jurisdiction and venue of any court located in such state in the event of any legal proceeding under this Guaranty.

      24. COLLECTION COSTS. If Lender hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Guaranty, Guarantor agrees to pay Lender's reasonable attorneys' fees, legal expenses and other costs as permitted by law.

      25. REPRESENTATIONS OF GUARANTOR. Guarantor acknowledges receipt of reasonably equivalent value in consideration for the execution of this Guaranty and represents that, after giving effect to this Guaranty, the fair market value of Guarantor's assets exceeds Guarantor's total liabilities, including contingent, subordinate and unliquidated liabilities, that Guarantor has sufficient cash flow to meet debts as they mature, and that Guarantor does not have unreasonably small capital. Guarantor represents that all required director and shareholder consents to enter into this Guaranty have been obtained.

      26. MISCELLANEOUS. This Guaranty is executed in connection with a commercial or agricultural loan. Guarantor will provide Lender with a current financial statement upon request. All references to Guarantor in this Guaranty shall include all entities or persons signing this Guaranty. If there is more than one Guarantor, their obligations shall be joint and several. This Guaranty and any related documents represent the complete and integrated understanding between Guarantor and Lender pertaining to the terms and conditions of those documents.

      27. ADDITIONAL TERMS.